UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2005

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On August 9, 2005, Trimeris, Inc, (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Dani P. Bolognesi, Ph.D., whereby Dr. Bolognesi will continue to serve as the Company’s Chief Scientific Officer and as a member of its Board of Directors. This Employment Agreement supercedes and replaces the prior agreement between Dr. Bolognesi and the Company under which Dr. Bolognesi served as Chief Executive Officer and a member of the Board of Directors. The initial term of the Employment Agreement will expire on December 31, 2006 and thereafter will automatically be extended for two year periods unless notice of non-renewal is given by either party no later than 60 days prior to the end of the expiration of a term. Under the Employment Agreement, Dr. Bolognesi will receive an annual salary of $454,000 subject to discretionary annual increases as determined by the Company’s Compensation Committee. Dr. Bolognesi is also eligible to receive an annual bonus of up to 50% of his base salary. Such bonus will be determined based upon the achievement of financial and other performance criteria developed by the Board of Directors. Dr. Bolognesi is eligible to participate in benefit programs made available to senior executive employees of the Company from time to time. In addition, pursuant to the terms of the Employment Agreement, the Company’s Compensation Committee has agreed to grant Dr. Bolognesi an option to purchase 75,000 shares of the Company’s common stock with the date of grant as soon as practicable after the effective date of the Employment Agreement. The option grant is subject to the terms of the Company’s Amended and Restated Stock Incentive Plan. A copy of the Incentive Stock Option Agreement between the Company and Dr. Bolognesi filed herewith as Exhibit 10.2.

Under the Employment Agreement, in the event that Dr. Bolognesi’s employment is terminated other than for Cause, death, or Disability or upon his resignation for Good Reason (as these terms are defined in the Executive Employment Agreement), Dr. Bolognesi will be entitled to certain severance payments and benefits, including two times his base salary plus his then current then current Target Bonus (as defined in the Employment Agreement). Dr. Bolognesi is subject to non-competition restrictions during the term of his employment and for one year thereafter.

The Employment Agreement and the Incentive Stock Option Agreement (the “Agreements”) are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively and are incorporated by reference as if fully set forth herein. The foregoing description of the Agreements is qualified in its entirety by reference to such Exhibits 10.1 and 10.2.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Trimeris, Inc. and Dani P. Bolognesi dated August 9, 2005

10.2	Incentive Stock Option Agreement by and between Trimeris, Inc. and Dani P. Bolognesi dated August 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Dated August 10, 2005